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                                                                  Exhibit 11(a)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated May 2, 1997 in the Registration Statement of Wayne
Hummer Money Fund Trust on Form N-1A and the related Prospectus filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 (File No. 2-75443) and in this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3359).

                                                          /s/ Ernst & Young LLP
                                                            Ernst & Young LLP

Chicago, Illinois

July 21, 1997